UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 29, 2017
ADIENT PLC
(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25-28 North Wall Quay, IFSC Dublin 1, Ireland
(Address of principal executive offices)

Registrant’s telephone number, including area code: 414-220-8900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

The Compensation Committee of the Board of Directors of Adient plc (“Adient”) has approved new forms of performance stock unit and restricted stock unit award agreements (the “New Award Agreements”) to be used for future grants of such awards to participants in the Adient plc 2016 Omnibus Incentive Plan (the “Plan”).  The Compensation Committee has not yet used the New Award Agreements to make any grants under the Plan.  The New Award Agreements contain updated vesting provisions in the case of Retirement (as defined in the New Award Agreements).

The foregoing description of the New Award Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the New Award Agreements filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Exhibits.

EXHIBIT INDEX
Exhibit No.	Description
(10.1)	Form of Adient plc Performance Unit Award agreement.

(10.2)	Form of Adient plc Restricted Shares or Restricted Share Unit Award agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADIENT PLC
Date: September 29, 2017	By:	/s/ Cathleen A. Ebacher
	Name:	Cathleen A. Ebacher
	Title:	Vice President, General Counsel and Secretary